Exhibit (g)(31)(2)

"(f) Overdraft. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an overdraft ("Overdraft") to the Fund (such Fund being referred to herein as an "Overdraft Fund"), in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Overdraft Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Overdraft Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Overdraft Fund. The Custodian and the Funds acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof. The Custodian hereby agrees to notify each Overdraft Fund by 3:00 p.m., New York time, of the amount of any Overdraft. Provided that Custodian has given the notice required by this subparagraph (f), the Funds hereby agree that, as security for the Overdraft of an Overdraft Fund, the Custodian shall have a continuing lien and security interest in and to all interest of such Overdraft Fund in Securities whose purchase is financed by Custodian and which are in Custodian's possession or in the possession or control of any third party acting on Custodian's behalf and the proceeds thereof. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and any other applicable laws or regulations as then in effect."

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered under seal by their duly authorized officers.

BANK OF NEW YORK
[Signature Lines Omitted]
FIDELITY INVESTMENT COMPANIES LISTED
ON SCHEDULE A-1 HERETO AND ACCOUNTS
LISTED ON SCHEDULE A-3 HERETO
Dated:
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FIDELITY INVESTMENT COMPANIES LISTED
ON SCHEDULE A-2 HERETO
Dated:
[Signature Lines Omitted]
ACCOUNTS LISTED ON SCHEDULE A-4 HERETO
	By:	FIDELITY MANAGEMENT TRUST COMPANY
Dated:
[Signature Lines Omitted]